  Exhibit 99.1

CASH FLOW PARTNERS L.P.
SEVEN

PORTFOLIO OVERVIEW

2nd QUARTER

2006

ICON Cash Flow Partners L.P. Seven

- 2nd Quarter 2006 Portfolio Overview -

Dear Partner of ICON Cash Flow Partners L.P. Seven:

ICON Cash Flow Partners L.P. Seven (“Fund Seven”) was formed on May 23, 1995 and began active operations on January 19, 1996. Since the commencement of operations, Fund Seven primarily engaged in the business of acquiring equipment subject to lease and, to a lesser degree, acquiring ownership rights to items of leased equipment at lease expiration. Some of the equipment leases were acquired for cash and provided current cash flow, which are referred to as "income" leases. The majority of the purchase price of Fund Seven’s other equipment leases were financed. These "growth" leases generated little or no current cash flow because substantially all of the rental payments received from the lessees were paid to lenders. Fund Seven’s General Partner, ICON Capital Corp. (the “General Partner”), anticipated that the future value of the leased equipment subject to growth leases would exceed the cash portion of the purchase price paid for the equipment.

On November 9, 2002, Fund Seven ended its “reinvestment” period and began its disposition period wherein it is selling its assets in the ordinary course of business.

Portfolio Overview

Fund Seven has invested both directly and indirectly through joint ventures with its affiliates. Presently, Fund Seven’s portfolio consists primarily of:

Growth Leases

•  87.65% of the rights to the profits, losses and cash flows from its 50% limited partnership interest in a joint venture which owns a mobile offshore oil rig. During November 2004 and February 2005, Fund Seven assigned 6.64% and 5.71%, respectively, of its rights in and to the profits, losses and cash flows from its limited partnership interest in the joint venture to several of its affiliates as a repayment under the terms of a contribution agreement Fund Seven entered into with such affiliates.  On October 5, 2005, the oil-rig charterer notified the owner trustee of the rig that an “Event of Loss” had occurred with respect to the rig in September 2005 as a result of Hurricane Rita. The charter provides that the charterer will pay to the lender (and upon satisfaction of all of the debt outstanding, to the owner trustee on behalf of the joint venture) an amount equal to the "Stipulated Loss Value" of the rig. The "Stipulated Loss Value" for the rig will be determined according to the terms of the charter between the charterer and the owner trustee of the rig.

The “Stipulated Loss Value” is defined in the charter as the sum of (i) the charter hire payment payable on the first charter hire payment date following an “Event of Loss”, (ii) the present value of the remaining charter hire payments due and (iii) the present value of the estimated residual value of the rig at the end of the charter, as determined by the appraisal procedure under the charter. Prior to the joint venture initiating the appraisal procedure on November 29, 2005, the charterer commenced a declaratory judgment action in Texas State Court requesting that the court declare, among other things, that “Stipulated Loss Value” should be determined by “the value estimated in advance” of the renewal term of the charter, which amount was never documented or agreed by the parties. The joint venture immediately filed a counterclaim against the charterer to, among other things, have the charter enforced in accordance with its terms, and the owner trustee of the rig initiated the appraisal procedure required under the charter. The appraisal procedure has been completed and it was determined that the “Stipulated Loss Value” of the rig at the end of the charter is $80,235,317.37.

On or about May 22, 2006, the charterer paid (i) the March 2006 charter hire payment and (ii) the component of the “Stipulated Loss Value” of the rig represented by the present value of the remaining charter hire payments due to the lender, which amounts were used to fully satisfy the outstanding non-recourse debt on the rig. On May 31, 2006, Fund Seven received a distribution of $3,944,250 with respect to its limited partnership interest in the joint venture. The distribution represented Fund Seven’s portion of the $10,941,943 in net insurance proceeds that the charterer agreed to distribute to the joint venture with respect to the rig. The insurance proceeds received by the joint venture neither represent the full amount of the insurance proceeds, nor the final amount of the “Stipulated Loss Value” of the rig, that the joint venture expects to receive in accordance with the terms of the charter.

While it is not possible at this stage to determine the likelihood of the outcome, Fund Seven and the other joint venture partners believe that the charterer’s request for declaratory judgment is without merit and we are working with the other joint venture partners to vigorously pursue the joint venture’s counterclaims.

•  A 100% interest in a 1976 DC-10-30F (N14075) aircraft on lease with World Airways, Inc. (“World Air”). Fund Seven acquired its interest for approximately $11,430,000 of which approximately $2,120,000 was paid in cash. All debt has been fully repaid, and in September 2004 the lease was extended through September 2006 with monthly payments of $50,000. In addition, World Air remits payment for maintenance reserves on a monthly basis. On June 30, 2006, the maintenance reserves totaled approximately $2,611,000. Fund Seven and Aviation Investors, Inc. (“AAI”) are parties to a residual sharing agreement and a management agreement in connection with the aircraft. Under these agreements, AAI maintains a 50% residual interest in the aircraft and is entitled to an additional $10,667 per month for managing the operation and remarketing of the aircraft. If the maintenance reserve is not fully utilized for the aircraft, any unused amount will be allocated between Fund Seven and AAI pursuant to the agreements.

On August 9, 2006, Fund Seven sold the aircraft to World Airways for approximately $1,300,000 in cash, plus the maintenance reserve of approximately $2,664,000. Net proceeds of the sale were approximately $3,953,000 which were shared equally between Fund Seven and AAI pursuant to the residual sharing agreement with AAI. Fund Seven received approximately $1,976,000 in cash.

Off-lease Equipment

48 Airbus A310 and 34 Boeing 737 aircraft rotables formerly leased to Sabena Technics. The A310 rotables can be used on either A310-200 or A310-300 aircraft which are currently being used by over 60 operators worldwide. During the three months ended June 30, 2006, Fund Seven sold approximately $54,000 of its aircraft rotables which resulted in a loss on the sale of equipment of approximately $12,734. At June 30, 2006, the General Partner determined, based upon recent negotiations with potential buyers, that the aircraft rotables may be impaired. Accordingly, Fund Seven recorded an impairment loss for approximately $20,000 to more closely approximate the adjusted book value to the current fair value of the aircraft rotables. All of these rotables are being actively remarketed.

10% Status Report

As of June 30, 2006, the mobile offshore oil rig and the World Air aircraft were the only assets that individually constituted at least 10% of the aggregate purchase price of Fund Seven’s leased asset portfolio. As noted above, the charterer of the rig notified the owner trustee of the rig that an “Event of Loss” occurred with respect to the rig in September 2005 as a result of Hurricane Rita.

On August 9, 2006, Fund Seven sold the World Air aircraft to World Air for approximately $1,300,000 in cash, plus the maintenance reserve of approximately $2,664,000. Pursuant to Fund Seven’s agreements with AAI, Fund Seven and AAI shared the proceeds of the sale of the aircraft equally.

Outlook and Overview

As indicated above, the Stipulated Loss Value of Fund Seven’s offshore oil rig has not been determined. Fund Seven will be in a better position to provide the outlook and overview for Fund Seven once the court proceedings regarding the enforcement of the terms of the rig’s charter have been resolved.

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	June 30,	December 31,
	2006	2005
Cash and cash equivalents	$3,289,963	$151,326

Investment in operating lease:
Equipment, at cost	2,565,000	2,565,000
Accumulated depreciation	(1,666,620)	(1,388,850)

Net investment in operating lease	898,380	1,176,150

Investments in joint ventures	7,675,042	11,241,860
Investments in estimated unguaranteed residual values	-	-
Equipment held for sale	90,500	165,152
Restricted cash	2,715,764	2,285,723
Other assets, net	1,314	233,114

Total assets	$14,670,963	$15,253,325

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

LIABILITIES AND PARTNERS' EQUITY

	(Unaudited)
	June 30,	December 31,
	2006	2005
Note payable - recourse	$4,698,538	$4,698,538
Security deposits and other payables	263,347	219,327
Due to General Partner	132,499	132,499
Maintenance reserve payable	2,611,429	2,185,723

Total liabilities	7,705,813	7,236,087

Commitments and contingencies

Partners' equity:
General Partner	(779,233)	(768,734)
Limited Partners (987,378 and 987,548 units outstanding,
$100 original unit original issue price)	7,744,383	8,785,972

Total partners' equity	6,965,150	8,017,238

Total liabilities and partners' equity	$14,670,963	$15,253,325

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Rental income	$150,000	$150,000	$300,000	$300,000
Finance income	-	-	-	1,928
(Loss) income from investments in joint ventures	(32,161)	372,801	390,850	878,972
Gain on transfer of investment in joint ventures	-	-	-	1,171,786
Net gain (loss) on sales of equipment	4,900	-	(12,734)	-
Interest and other income	12,446	3,535	23,440	20,704

Total revenue	135,185	526,336	701,556	2,373,390

Expenses:
Impairment loss	20,289	1,020,826	20,289	1,320,826
Depreciation and amortization	343,822	165,616	509,438	331,232
Interest	58,731	119,758	117,463	237,160
Remarketing expense	62,004	75,000	124,129	150,000
General and administrative	843,446	146,353	980,128	255,864
Minority interest	-	(639)	-	(1,278)

Total expenses	1,328,292	1,526,914	1,751,447	2,293,804

Net (loss) income	$(1,193,107)	$(1,000,578)	$(1,049,891)	$79,586

Net (loss) income allocable to:
Limited partners	$(1,181,176)	$(990,572)	$(1,039,392)	$78,790
General Partner	(11,931)	(10,006)	(10,499)	796

	$(1,193,107)	$(1,000,578)	$(1,049,891)	$79,586

Weighted average number of limited partnership
units outstanding	987,378	987,548	987,419	987,548

Net (loss) income per weighted average limited
partnership unit outstanding	$(1.20)	$(1.00)	$(1.05)	$0.08

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity
Six Months Ended June 30, 2006
(Unaudited)

				Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, January 1, 2006	987,548	$8,785,972	$(768,734)	$8,017,238

Limited partnership units redeemed	(170)	(2,197)	-	(2,197)
Net loss	-	(1,039,392)	(10,499)	(1,049,891)

Balance, June 30, 2006	987,378	$7,744,383	$(779,233)	$6,965,150

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(Unaudited)

Increase (decrease) in cash and cash equivalents	2006	2005
Cash flows from operating activities:
Net (loss) income	$(1,049,891)	$79,586
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Income from investments in joint ventures	(390,850)	(878,972)
Gain on transfer of investment in joint venture	-	(1,171,786)
Net loss on sales of equipment	12,734	-
Impairment loss	20,289	1,320,826
Depreciation and amortization	509,438	331,232
Interest expense on non-recourse financing paid directly
to lenders by lessees	-	196,911
Minority interest	-	(1,278)
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	-	366,565
Due from/to General Partner and affiliates, net	-	(22,326)
Increase in restricted cash	(430,041)	-
Security deposits and other payables	44,152	(127,920)
Maintenance reserve payable	425,706	-

Net cash (used in) provided by operating activities	(858,463)	92,838

Cash flows from investing activities:
Proceeds from sales of equipment	41,629	234,487
Distributions received from joint ventures	3,957,668	10,414

Net cash provided by investing activities	3,999,297	244,901

Cash flows from financing activities:
Cash paid for redemption of limited partner units	(2,197)	-
Principal payments on notes payable - recourse	-	(2,422,992)
Loans and advances from affiliates	-	2,172,992
Distributions to minority interest in joint ventures	-	(1,500)

Net cash used in financing activities	(2,197)	(251,500)

Net increase in cash and cash equivalents	3,138,637	86,239
Cash and cash equivalents, beginning of the period	151,326	96,364

Cash and cash equivalents, end of the period	$3,289,963	$182,603

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(Unaudited)

	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$137,040	$40,249

Supplemental disclosure of non-cash investing and financing activities:
Joint venture interests assigned to affiliates in exchange
for amounts owed	$-	$1,427,992
Assignment of finance lease interest in exchange for amounts owed	$-	$745,000
Non-cash repayments of loan and advances from affiliates	$-	$2,172,992

Transactions with Related Parties

Prior to July 1, 2004, Fund Seven, in accordance with the terms of the management agreement, paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Fund Seven or through joint ventures and (ii) acquisition fees, through the reinvestment period, of 3% of the gross value of Fund Seven’s acquisition transactions.

Effective July 1, 2004, the General Partner voluntarily decided to waive its right to management fees and administrative expense reimbursements.

The General Partner also has a 1% interest in Fund Seven’s profits and distributions. Fund Seven did not pay any distributions to the General Partner during the six months ended June 30, 2006. Additionally, the General Partner’s interest in Fund Seven’s net loss for the three months ended June 30, 2006 and 2005 was $11,931 and $10,006, respectively. The General Partner’s interest in Fund Seven’s net (loss) income for the six months ended June 30, 2006 and 2005 was $(10,499) and $796, respectively.

Conclusion

Your participation in Fund Seven is greatly appreciated.

Sincerely,

ICON Capital Corp., General Partner

Beaufort J.B. Clarke	Thomas W. Martin
Chief Executive Officer and Chairman	Chief Operating Officer

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Seven’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.